Exhibit 99.1

Meta Materials Announces 1-for-100 Reverse Stock Split to Regain Nasdaq Compliance

HALIFAX, NS / ACCESSWIRE / January 23, 2024 / Meta Materials Inc. (the “Company” or “META”) (Nasdaq: MMAT), an advanced materials and nanotechnology company, today announced that it intends to effect a 1-for-100 reverse stock split (“Reverse Stock Split”) of its issued and outstanding common stock that will become effective at 12:01 AM PT on January 29, 2024. The Company’s common stock is therefore expected to begin trading on a split-adjusted basis when the market opens on January 29, 2024. The Company’s common stock will continue to trade on the Nasdaq Capital Market under the symbol “MMAT” but with a new CUSIP number 59134N302.

The Reverse Stock Split is part of the Company’s plan to regain compliance with the $1.00 per share minimum closing price required to maintain continued listing on the Nasdaq Capital Market.

The Reverse Stock Split was approved by the Board of Directors of the Company in accordance with Nevada law. As a result of the Reverse Stock Split, every 100 shares of common stock issued and outstanding prior to the effective time will be automatically reclassified into one share of common stock with no change in the $0.001 par value per share. The exercise prices and the number of shares issuable upon exercise of outstanding stock options, equity awards and warrants, and the number of shares available for future issuance under the equity incentive plans will be adjusted in accordance with their respective terms. The Reverse Stock Split will affect all stockholders uniformly and will not alter any stockholder’s percentage interest in the Company’s equity.

No fractional shares will be issued in connection with the Reverse Stock Split. Any fractional shares of common stock resulting from the Reverse Stock Split will be rounded up to the nearest whole post-split share and no stockholders will receive cash in lieu of fractional shares.

The Reverse Stock Split will reduce the number of outstanding shares of common stock from approximately 564 million to approximately 5.64 million shares and also proportionately reduce the number of authorized shares of common stock from 1 billion to 10 million shares.

About Meta Materials Inc.

Meta Materials Inc. (META) is an advanced materials and nanotechnology company. We develop new products and technologies using innovative sustainable science. Advanced materials can improve everyday products that surround us, making them smarter and more sustainable. META® technology platforms enable global brands to develop new products to improve performance for customers in aerospace and defense, consumer electronics, 5G communications, batteries, authentication, automotive and clean energy. Learn more at www.metamaterial.com.

Media and Investor Inquiries

Rob Stone
Vice President, Corporate Development and Communications
Meta Materials Inc.

media@metamaterial.com

ir@metamaterial.com

Forward Looking Information

This press release includes forward-looking information or statements within the meaning of Canadian securities laws and within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, regarding the Company, which may include, but are not limited to, statements with respect to the business strategies, product development, restructuring plans and operational activities of the Company. Often but not always, forward-looking information can be identified by the use of words such as “pursuing”, “potential”, “predicts”, “projects”, “seeks”, “plans”, “expect”, “intends”, “anticipated”, “believes” or variations (including negative variations) of such words and phrases, or statements that certain actions, events or results “may”, “could”, “should”, “would” or “will” be taken, occur or be achieved. Such statements are based on the current expectations and views of future events of the management of the Company and are based on assumptions and subject to risks and uncertainties. Although the management of the Company believes that the assumptions underlying these statements are reasonable, they may prove to be incorrect. The forward-looking events and circumstances discussed in this release may not occur and could differ materially as a result of known and unknown risk factors and uncertainties affecting the Company, the capabilities of our facilities, research and development projects of the Company, the total available market and market potential of the products of the Company, the market position of the Company, the need to raise more capital and the ability to do so, the scalability of the Company’s production ability, capacity for new customer engagements, material selection programs timeframes, the ability to reduce production costs, enhance metamaterials manufacturing capabilities and extend market reach into new applications and industries, the ability to accelerate commercialization plans, the possibility of new customer contracts, the continued engagement of our employees, the technology industry, market strategic and operational activities, and management’s ability to manage and operate the business. More details about these and other risks that may impact the Company’s businesses are described under the heading “Forward-Looking Information” and under the heading “Risk Factors” in the Company’s Form 10-K filed with the SEC on March 23, 2023, in the Company’s Form 10-K/A filed with the SEC on March 24, 2023, in the Company’s Form 10-Q filed with the SEC on November 13, 2023, and in subsequent filings made by Meta Materials with the SEC, which are available on SEC’s website at www.sec.gov. Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results to differ from those anticipated, estimated or intended. Accordingly, readers should not place undue reliance on any forward-looking statements or information. No forward-looking statement can be guaranteed. Except as required by applicable securities laws, forward-looking statements speak only as of the date on which they are made and the Company does not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except to the extent required by law.

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